UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): February 3, 2005


                            HEALTHSOUTH Corporation
                          ---------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                                  -----------
                 (State or Other Jurisdiction of Incorporation)

           1-10315                                    63-0860407
         ----------                                 --------------
    (Commission File Number)               (IRS Employer Identification No.)


               One HEALTHSOUTH Parkway, Birmingham, Alabama 35243
             -------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                                 (205) 967-7116
                                ----------------
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

         On February 3, 2005, HEALTHSOUTH Corporation (the "Company") announced the appointment of Joseph T. Clark to the position of President of the Ambulatory Surgery Center Division of the Company, effective March 1, 2005. Mr. Clark has 26 years of healthcare industry experience. Mr. Clark served as president and chief executive officer of Healthmark Partners, a privately held healthcare company which operates specialty hospitals and ambulatory surgery centers on a joint venture basis with physicians and non-profit hospitals. Prior to his tenure at Healthmark, Mr. Clark worked for Response Oncology, Inc., a publicly held specialty healthcare company, serving over the years as chief financial officer, president, chief operating officer and chief executive officer. Mr. Clark's experience also includes positions with American Medical International, Inc. and Humana, Inc.

         On February 3, 2005, the Company also announced the appointment of James C. Foxworthy as Executive Vice President and Chief Administrative Officer, effective March 1, 2005. Mr. Foxworthy served as corporate vice president for business transformation at Temple-Inland, a public corporation operating in various industry segments including corrugated packaging, financial services and manufactured lumber products. Prior to Temple-Inland, Mr. Foxworthy spent 18 years with Union Camp Corporation, a leading maker of fine papers and packaging, where he served in a number of human resource roles including division manager of industrial relations.

         A copy of the press release announcing the appointment of Messrs. Clark and Foxworthy is attached hereto as Exhibit 99 and is incorporated herein by reference.

         In connection with the appointment of Mr. Clark as President of the Ambulatory Surgery Center Division, the Company entered into an Employment Agreement with Mr. Clark (the "Clark Agreement"), which was executed on February 3, 2005 but is effective as of March 1, 2005. Pursuant to the terms of the Clark Agreement, Mr. Clark will receive an annual base salary of $325,000. Mr. Clark will also be eligible to receive an annual cash bonus targeted at 60% of his base salary in accordance with the Company's senior management bonus plan, which is currently being developed. Mr. Clark will be entitled to receive certain medical and life insurance benefits and other employee benefits of the sort provided to other similarly-situated officers of the Company and also reimbursement of certain costs of relocating to Birmingham, Alabama, the location of the Company's headquarters.

         The Clark Agreement also provides that Mr. Clark is to receive equity incentives commensurate with Mr. Clark's positions and responsibilities with the Company. The Clark Agreement provides for the Company under its existing equity incentive program to grant annually to Mr. Clark 30,000 shares of restricted stock and an annual option to purchase 55,000 shares of the Company's common stock.

         The Clark Agreement is effective for a term of two years beginning on March 1, 2005. If the Clark Agreement is terminated by the Company without cause, by Mr. Clark for good reason, or within sixty days following a change of control of the Company, or by either party as a result of death or disability, Mr. Clark will be entitled to receive (i) his base salary, any outstanding bonus payments, payments in respect of accrued and unpaid vacation and certain other payments due as of the date of termination, (ii) such vested stock options and other benefits as Mr. Clark may be entitled to receive under any equity incentive plan or any other stock option or other employee benefit plan of the Company, and (iii) certain severance payments and benefits, including up to twelve months of Mr. Clark's base salary as provided for in the Clark Agreement. If the Clark Agreement is terminated by the Company for cause or by Mr. Clark without good reason, Mr. Clark will be entitled to receive (i) his base salary, any outstanding bonus payments, payments in respect of accrued and unpaid vacation and certain other payments due as of the date of termination and (ii) such vested stock options and other benefits Mr. Clark may be entitled to receive under any stock option or other employee benefit plan of the Company, but Mr. Clark will not be entitled to receive any severance payments or certain other benefits he would be entitled to receive were the Clark Agreement not terminated for cause or without good reason.

         The Clark Agreement also contains certain non-competition and non-disclosure provisions that are effective throughout the term of Mr. Clark's employment and for a period of twelve and twenty-four months, respectively, thereafter.

         The foregoing description of the Clark Agreement is qualified in its entirety by reference to the Clark Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

         In connection with the appointment of Mr. Foxworthy as Executive Vice President and Chief Administrative Officer, the Company entered into an Employment Agreement with Mr. Foxworthy (the "Foxworthy Agreement"), which was signed on February 3, 2005, but is effective as of March 1, 2005. Pursuant to the terms of the Foxworthy Agreement, Mr. Foxworthy will receive an annual base salary of not less than $325,000. Mr. Foxworthy will also be eligible to receive an annual cash bonus targeted at 60% of his base salary in accordance with the Company's senior management bonus plan, which is currently being developed. The Foxworthy Agreement provides that such bonus for the year ending December 31, 2005 will not be less than $100,000. Mr. Foxworthy will be entitled to receive certain medical and life insurance benefits and other employee benefits and perquisites of the sort provided to other similarly-situated officers of the Company and also reimbursement of certain costs of relocating to Birmingham, Alabama, the location of the Company's headquarters.

         The Foxworthy Agreement also provides that Mr. Foxworthy is to receive equity incentives commensurate with the incentives provided to similarly-situated officers of the Company, upon terms no less favorable than those applicable to such similarly-situated officers. The Foxworthy Agreement provides for the Company under its existing equity incentive program to grant annually to Mr. Foxworthy 30,000 shares of restricted stock and an annual option to purchase 65,000 shares of the Company's common stock, with an initial grant to be made on March 1, 2005.

         The Foxworthy Agreement is effective for a term of three years beginning on March 1, 2005. If the Foxworthy Agreement is terminated by the Company without cause, by Mr. Foxworthy for good reason, or within sixty days following a change of control of the Company, or by either party as a result of death or disability, Mr. Foxworthy will be entitled to receive (i) his base salary, any outstanding bonus payments, payments in respect of accrued and unpaid vacation and certain other payments due as of the date of termination,
(ii) payment of other amounts, entitlements or benefits in accordance with the applicable plans, programs and arrangements of the Company, (iii) such vested stock options and other benefits as Mr. Foxworthy may be entitled to receive under any equity incentive plan or any other stock option or other employee benefit plan of the Company, (iv) relocation expenses to another location in the continental United States of America, (v) certain severance payments and benefits, including, in certain circumstances, Mr. Foxworthy's base salary for a period equal to the greater of the then remaining term of the Foxworthy Agreement or two years, as provided for in the Foxworthy Agreement and (vi) all shares of restricted stock granted to Mr. Foxworthy pursuant to the Foxworthy Agreement, with such shares of restricted stock being free of any and all restrictions other than those required by the securities laws. If the Foxworthy Agreement is terminated by the Company for cause or by Mr. Foxworthy without good reason, Mr. Foxworthy will be entitled to receive (i) his base salary, any outstanding bonus payments, and other payments due as of the date of termination, (ii) payment of other amounts, entitlements or benefits in accordance with the applicable plans, programs and arrangements of the Company until such termination and (ii) such vested stock options and other benefits Mr. Foxworthy may be entitled to receive under any stock option or other employee benefit plan of the Company, but Mr. Foxworthy will not be entitled to receive any severance payments or certain other benefits he would be entitled to receive were the Foxworthy Agreement not terminated for cause or without good reason.

         The Foxworthy Agreement also contains certain non-competition and non-disclosure provisions that are effective throughout the term of Mr. Foxworthy's employment and for a period of twelve and twenty-four months, respectively, thereafter. The Company also agreed that Mr. Foxworthy shall be entitled to indemnification in connection with a litigation or proceeding arising out of his acting as Chief Administrative Officer to the fullest extent permitted under the Company's certificate of incorporation, by-laws and by applicable law.

         The foregoing description of the Foxworthy Agreement is qualified in its entirety by reference to the Foxworthy Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

See Exhibit Index.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         HEALTHSOUTH CORPORATION


                                         By:  /s/ Gregory L. Doody
                                            ------------------------------------
                                            Name: Gregory L. Doody
                                            Title: Executive Vice President,
                                                   General Counsel and Secretary


Dated: February 8, 2005

                                 Exhibit Index

Exhibit No.                       Description
-----------                       -----------

   99 Press Release of HEALTHSOUTH Corporation entitled "HEALTHSOUTH FILLS FINAL LEADERSHIP POSITIONS" dated February 3, 2005.

  10.1 Employment Agreement, dated as of February 3, 2005, between HEALTHSOUTH Corporation and Joseph T. Clark.

  10.2 Employment Agreement, dated as of February 3, 2005, between HEALTHSOUTH Corporation and James C. Foxworthy.